EXHIBIT 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346	(770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

July 10, 2003

Investor Relations Contact:	Alexander Lagerborg
EPOCH Financial
alagerborg@epochfinancial.com
(888) 917-5146

Jameson Inns, Inc. Announces Date for Second Quarter Results and Conference Call

Atlanta, GA, July 10/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS-news) will release second quarter 2003 financial results on Wednesday, August 13, 2003, prior to the opening of the market. Also on August 13th at 10:00 a.m. (EDT) a conference call will be hosted by Tom Kitchin, CEO. Investors and other interested parties may listen to the conference call via webcast on the internet at www.jamesoninns.com or by telephone at 1-973-935-2100.

A replay of the conference call will be archived on www.jamesoninns.com, and by telephone until August 20, 2003 by calling 1-973-341-3080 and requesting call number 4044327.

Jameson Inns, Inc. is a real estate investment trust (REIT) that owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information about Jameson Inns, Inc., visit the company’s website at www.jamesoninns.com.